UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

Skins Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	000-51119 (Commission File Number)	20-4711789 (I.R.S. Employer Identification No.)

1 Newark Street
Suite 25A
Hoboken New Jersey  07030
 (Address of principal executive offices)

(201) 377-5502
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Skins, Inc., a Nevada corporation.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

 On March 23, 2009 Skins, Inc, (the “Company”) entered into a certain Securities Purchase Agreement ("SPA") with Tangiers Investors, LP (“Tangiers”). Pursuant to the SPA  the  Company  may,  at  its discretion,  periodically  sell  to  Tangiers  shares  of  the Company's common stock for a total purchase price of up to Two Million Dollars ($2,000,000) herein defined as the “Commitment Amount”. For each share of common stock purchased under the SPA, Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg,  LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each   individual request for an advance under the SPA. Tangiers’ obligation to purchase shares of the Company's  common stock under the SPA is subject to certain conditions,  including the Company  obtaining  an  effective  registration  statement  for  shares  of  the Company's common stock sold under the SPA and is limited to  $250,000  per ten consecutive trading days after the advance notice is provided to Tangiers.  The SPA shall terminate and Tangiers shall have no further obligation to make advances under the SPA at the earlier of the passing of eighteen (18) months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to the Commitment Amount.

 Upon the execution of the SPA, Tangiers received a one-time commitment fee equal to $100,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the ten (10) business days immediately following the date of the SPA, as quoted by Bloomberg,  LP.

In relation with the SPA, the Company issued Tangiers a convertible debenture (the “Debenture”) in the amount of Eighty-Five Thousand Dollars ($85,000) on March 23, 2009.  The Debenture has a term of one year and was fully funded on April 1, 2009. Payment of interest on the Debenture can be made in cash or, at the option of the Company, in shares of the Company’s common stock valued at the then applicable conversion price (as defined under the Debenture). Interest on the Debenture will accrue as of March 23, 2009 and will not be payable until the maturity date of March 23, 2010. The Debenture also has a conversion price equal to 75% of the average of the three lowest volume weighted average trading prices of the Company’s common stock during the five trading days prior to conversion.  However, if the average of the three lowest volume weighted average trading prices is below $0.01 the Company may elect to prepay at a premium of 125% the portion of the Debenture which was subject to the conversion election.  The Conversion Price shall be subject to adjustment as defined in the SPA and a conversion shall not be affected if a conversion shall cause Tangiers to own more than 9.9% of the then outstanding common stock of the Company.

The transaction closed on April 1, 2009.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

As to the Debenture, we claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Not applicable

      (b)   Not applicable

      (c)   Exhibits

10.1	Securities Purchase Agreement, dated March 23, 2009 by and between the Company and Tangiers

10.2	Secured Convertible Debenture, dated March 23, 2009 issued by the Company to Tangiers

10.3	Registration Rights Agreement, dated March 23, 2009 by and between the Company and Tangiers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 2, 2009

Skins Inc.

By: /s/ Mark Klein
Mark Klein
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)